Exhibit 99.1

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

page(s)
Report of Independent Auditors	2
Royal Lankhorst Euronete Group B.V. Consolidated Balance Sheet	3
Royal Lankhorst Euronete Group B.V. Consolidated Profit and Loss Account	4
Royal Lankhorst Euronete Group B.V. Consolidated Cash Flow Statement	5
Royal Lankhorst Euronete Group B.V. Notes to the Consolidated Balance Sheet and Profit and Loss Account	6-10
Royal Lankhorst Euronete Group B.V. Notes to the Consolidated Balance Sheet	11-15
Royal Lankhorst Euronete Group B.V. Notes to the Consolidated Profit and Loss Account	16-17
Royal Lankhorst Euronete Group B.V. Subsequent Events	18

Royal Lankhorst Euronete Group B.V. Significant Differences Between Accounting Principles Generally Accepted in The Netherlands and Accounting Principles Generally Accepted in the United States of America

19-20

Report of Independent Auditors

To the Shareholders of Royal Lankhorst Euronete Group B.V.:

In our opinion, the accompanying consolidated balance sheet and the related consolidated profit and loss account and cash flow statement present fairly, in all material respects, the financial position of Royal Lankhorst Euronete Group B.V. at 31 December, 2011, and the results of its operations and its cash flows for the year then ended in conformity with Part 9 of Book 2 of the Dutch Civil Code (“Dutch GAAP”). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Dutch GAAP varies in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature of such differences is presented in Note G to the consolidated financial statements.

Zwolle, the Netherlands, September 27, 2012

PricewaterhouseCoopers Accountants N.V.

/s/ M.E. Zeephat

A. CONSOLIDATED BALANCE SHEET AS OF 31 DECEMBER 2011 (x EUR 1,000)

	Ref.	2011
NON-CURRENT ASSETS

Intangible fixed assets	E1		€1,654

Tangible fixed assets	E2
Land and buildings		20,055
Machinery and equipment		19,432
Other fixed assets		3,233
Fixed assets under construction		5,016

			47,736

Financial fixed assets	E3		2,016

CURRENT ASSETS

Stocks	E4		47,009

Construction contracts	E5		454

Receivables	E6		35,411

Cash at banks and in hand			3,900

TOTAL ASSETS			€138,180

Shareholders’ equity	E7
Group equity			€61,788
Share third parties			313

			62,101

Provisions	E8		1,980

Long-term liabilities
(due after more than one year)	E9		26,583

Current liabilities
(due within one year)	E10		47,516

TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES			€138,180

The accompanying notes are an integral part of the consolidated financial statements.

B. CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 31 DECEMBER 2011 (X EUR 1,000)

	Ref.	2011
Net sales	F1	€174,473
Cost of sales	F2, F3	(140,387)

Gross profit			34,086

Sales and marketing expenses	F2, F3	(11,284)
Other operating expenses	F2, F3, F4	(13,462)

			(24,746)

Operating result			9,340

Financial income		52
Financial expenses		(1,416)

Total of financial income and expenses			(1,364)

Result on ordinary activities before taxation			7,976
Taxation on result on ordinary activities	F5		(1,862)

Result on ordinary activities after taxation			6,114

Share third parties			142

Net result after taxation			€6,256

The accompanying notes are an integral part of the consolidated financial statements.

C. CONSOLIDATED CASH FLOW STATEMENT FOR THE YEAR ENDED 31 DECEMBER 2011 (x EUR 1.000)

	2011
Cash flow from operating activities
Net result after taxation		€6,256

Adjustments in respect of:
• Amortization of intangible fixed assets and depreciation of tangible fixed assets	7,673
• Release from provisions	658

		8,331

Changes in working capital:
• Stocks	(8,249)
• Construction contracts	4,075
• Receivables	(6,883)
• Other current liabilities (excluding bank loan)	4,970

		(6,087)

Cash flow from ordinary activities		8,500

Other changes in cash flow :
• Minority interest		85

Cash flow from operating activities		8,585

Cash flow from investment activities
Change in shareholders’ equity	58
Investments in:
• Tangible and intangible fixed assets	(14,646)
Disposals of:
• Tangible fixed assets	14
• Other financial fixed assets	407

Cash flow from investment activities		(14,167)

Cash flow from operating and investment activities		(5,582)

Cash flow from financing activities
Redemption long term liabilities	(5,607)
Dividend paid	(1,200)

Cash flow from financing activities		(6,807)

Net cash flow		(12,389)

Movements in cash and cash equivalents
Cash and cash equivalents as of 1 January		6,402
Increase/decrease cash and cash equivalents		(12,389)

Cash and cash equivalents as of 31 December*		€(5,987)

*	The cash and cash equivalents balance as of 31 December includes bank overdrafts (€ 4,224) and the current portion of long term liabilities (€ 5,663).

The accompanying notes are an integral part of the consolidated financial statements.

D. NOTES TO THE CONSOLIDATED BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

GENERAL

The objectives of Royal Lankhorst Euronete Group B.V. (“the Company”) are:

•	to incorporate, to participate in any way whatsoever, to manage and to supervise enterprises and companies;

•	to render guarantees and to bind the Company or assets of the Company on behalf of enterprises and companies with which the Company forms a group;

•	to render services to enterprises and companies;

•	to finance enterprises and companies;

•	to lend and to borrow money;

•	to obtain, alienate, manage and to exploit real estate and items of property in general;

•	to exploit and to trade patents, marks, licenses, know-how and intellectual rights of property;

•	to perform all types of industrial, financial and commercial activities; and to do all that is connected therewith or may be conducive thereto, all this to be interpreted in the widest sense.

The basic assumptions relate to the annual accounts as a whole and, as such, they also apply to the included consolidated annual accounts. The principles of valuation and determination of result remained unchanged compared with the prior year.

Foreign currency

Foreign currency transactions in the reporting period are translated into the functional currency (Euro) using the exchange rates prevailing at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange prevailing at the balance sheet date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates are recognised in the income statement.

Translation differences on non-monetary assets held at cost are recognised using the exchange rates prevailing at the dates of the transactions. The exchange rate differences on the equity of foreign companies are transferred directly in equity.

Related-party transactions

All entities that are controlled, jointly controlled or significantly influenced are considered to be a related party. Also, entities which can control the Company are considered a related party. In addition, statutory directors, other key management of the Company and close relatives are regarded as related parties.

Significant transactions with related parties are disclosed in the notes insofar as they are not transacted under normal market conditions. The nature, extent and other information is disclosed if this is required to provide a true and fair view.

Acquisitions and disposals of group companies

Identifiable assets acquired and liabilities assumed in a business combination are recognised in the consolidated financial statements as of the acquisition date, being the moment that control is obtained in the acquired company.

The acquisition price consists of the cash consideration, or equivalent, agreed for acquiring the company plus any directly attributable expenses. If the acquisition price exceeds the net amount of the fair value of the identifiable assets and liabilities, the excess is recognised in equity.

Entities continue to be consolidated until they are sold; they are deconsolidated as of the date that control ceases to exist and if they are classified as disposal groups held for sale.

Cash flow statement

The cash flow statement has been prepared using the indirect method. The cash items disclosed in the cash flow statement are comprised of cash and cash equivalents. Cash flows denominated in foreign currencies have been translated at average estimated exchange rates. Exchange differences affecting cash items are shown separately in the cash flow statement. Interest paid and received, dividends received and income taxes are included in operating activities. Dividends paid are recognised as cash used in financing activities. The purchase consideration paid for the acquired group company was recognised as cash used in investing activities where it was settled in cash. Any cash and cash equivalents in the acquired group company were deducted from the purchase consideration. Transactions not resulting in inflow or outflow of cash, including finance leases, are not recognised in the cash flow statement. Payments of finance lease instalments qualify as repayments of borrowings under cash used in financing activities and as interest paid under cash generated from operating activities.

Estimates

The preparation of financial statements in conformity with the relevant rules requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company's accounting policies. If necessary for the purposes of providing the view required under Section 362(1), Book 2, of the Netherlands Civil Code, the nature of these estimates and judgments, including the related assumptions, is disclosed in the notes to the consolidated financial statement items.

ACCOUNTING POLICIES FOR VALUATION OF ASSETS AND LIABILITIES

General

The annual accounts are prepared in accordance with Dutch GAAP. The annual accounts are presented in thousands of Euro (“EUR” or “€”), except shares which are in thousands. Unless indicated otherwise, assets and liabilities have been stated at face value.

Intangible fixed assets

Other intangible fixed assets are stated as development cost at cost value. Amortization begins as soon as commercial production has started and is calculated using the straight-line method to allocate the cost over their estimated useful economic lives.

Goodwill represents the excess of the cost of an acquisition over the fair value of the Company's share of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill is not capitalized as an intangible fixed asset, but is charged directly against equity.

Tangible fixed assets

Tangible fixed assets are stated at cost less any depreciation. Depreciation is calculated using the straight-line method to allocate their cost over their estimated useful economic lives.

Investment grants received by virtue of the Dutch Investment Account Legislation are deducted from the tangible fixed assets. The investment grants are released to the profit and loss account over the estimated economic life of the assets concerned.

Expenditures incurred to replace a component in a tangible fixed asset that is accounted for separately, including major inspection and overhaul costs, are capitalized. Other subsequent expenditures are capitalized only such expenditures increase the future economic benefits embodied in the item.

At each balance sheet date, the Company tests whether there are any indications of assets being impaired. If an indication of impairment exists, the recoverable amount of the asset is determined. If this proves to be impossible, the recoverable amount of the cash-generating unit to which the asset belongs is identified. An asset is impaired if its carrying amount exceeds its recoverable amount; the recoverable amount is greater than an asset’s fair value less costs to sell and value in use. The Company assesses at each balance sheet date whether there is objective evidence that a financial asset or a group of financial assets is impaired. If any such evidence exists, the impairment loss is determined and recognised in the income statement.

Financial fixed assets

The consolidated participations as recognised in the balance sheet are stated at net asset value. The non-consolidated investments include minority interests which are also stated at net asset value.

Stocks

Raw materials, supplies and merchandise are stated at the lower of cost (purchase price based on the first-in-first-out ("FIFO") method) or market. Semi-manufactured and finished products and trade goods are valued at the lower of cost or market value.

The cost of a product comprises the purchase value, based on the FIFO method (or, as the case may be, the lower market value), of its content of raw materials and supplies less production expenditures for these stocks (excluding general overhead).

Receivables

Receivables are valued at face value less a provision for impairment. A provision for impairment of receivables is established when there is objective evidence that the Company will not be able to collect all amounts due.

Construction contracts

Construction work in progress is stated at cost, plus profit recognised to date, less a provision for foreseeable losses and less invoiced installments. Cost includes all expenditures directly related to specific projects and attributable overhead. Where installments exceed the value of the related costs, the excess is recognised in current liabilities.

Provisions

The provisions included under this heading are established in connection with obligations and risks in relation to Company proceedings.

Deferred tax assets and liabilities are included for temporary timing differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. The deferred tax assets and liabilities are calculated using tax rates prevailing at year end or applicable future tax rates, insofar as already decreed by law.

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessors are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease.

PRINCIPLES OF DETERMINATION OF RESULT

General

The result represents the difference between the value of the goods delivered/services rendered and the costs and other charges for the year. The results on transactions are recognised during the year in which they are realised; losses are taken as soon as they are foreseeable.

Net sales

Sale of goods

Revenue from sales of goods is recognised when all significant risks and rewards incidental to the ownership of the goods have been transferred to the buyer.

Construction contracts

Revenue and costs are recognised in the profit and loss account under the percentage-of-completion method. An expected loss on a contract is recognised immediately in the profit and loss account.

Services

Revenue from sales of services is recognised under the percentage-of-completion method based on the services performed as of the balance sheet date as a percentage of the total services to be performed.

Royalties

Royalty income is recognised on an accrual basis in accordance with the substance of the relevant agreements.

Costs of sales

Costs of sales represent the direct expenses and production overheads attributable to turnover.

Depreciation

Depreciation on tangible fixed assets is calculated by means of fixed percentages of the purchase value (or, as the case may be, expenses incurred) based on the estimated useful economic life.

Amortization

Amortization of intangible fixed assets is calculated by means of a fixed percentage of the costs involved.

Expenses

Expenses are recognised at historical cost and are allocated to the reporting year to which they relate.

Taxation

Tax on result is calculated by applying the current rate to the result for the financial year in the profit and loss account, taking into account tax loss carry-forwards and tax exempt profit elements, and after inclusion of non-deductible costs.

CRITERIA FOR THE CONSOLIDATED ACCOUNTS

Included in the consolidated accounts are those companies in which the Company holds an interest of at least 50% of the issued capital or over which the Company has control.

Group companies are entities in which Royal Lankhorst Euronete Group B.V. exercises direct or indirect control based on a shareholding of more than one half of the voting rights, or whose financial and operating policies it otherwise has the power to govern. Potential voting rights that can directly be exercised at the balance sheet date are also taken into account. Minority interests in group equity and group profit are disclosed separately.

Intercompany transactions, profits and balances among group companies and other consolidated entities are eliminated, unless these results are realised through transactions with third parties. Unrealised losses on intercompany transactions are eliminated as well, unless such a loss qualifies as an impairment. The accounting policies of group companies and other consolidated entities have been changed where necessary, in order to align them to the prevailing company accounting policies.

The consolidated annual accounts comprise the corporation's own annual accounts as well as those of the following subsidiaries. Unless otherwise indicated, all these subsidiaries represent 100% participating interests.

If it relates to a shareholding in a joint venture, the Company in question is consolidated proportionately.

•	Lankhorst Sneek B.V., Sneek, the Netherlands

•	Lankhorst Engineered Products B.V., Sneek, the Netherlands

•	Lankhorst Recycling Products B.V., Sneek, the Netherlands

•	Lankhorst Mouldings B.V., Sneek, the Netherlands

•	Ekon B.V., Born, the Netherlands

•	Lankhorst Recycled Products UK ltd, Manchester, United Kingdom

•	Noord Nederland Recycling B.V., Sneek, the Netherlands

•	Lankhorst Recycling Deutschland gumbo, Rheine, Germany

•	Lankhorst Pure Composites B.V., Sneek, the Netherlands

•	Lankhorst Touwfabrieken B.V., Sneek, the Netherlands

•	Verto Touw Holland B.V., Rotterdam, the Netherlands

•	Lankhorst Indutech Cerfil B.V., Sneek, the Netherlands

•	Euro Rope and Netting Trading B.V., Sneek, the Netherlands

•	Lankhorst Ropes UK ltd, Retford, United Kingdom

•	Eurorope Performance Rope Producers (50%), Thiva, Greece, including its subsidiary ScanRope Marine AS,Tønsberg, Norway

•	Lankhorst Euronete (Brasil)—Industrie E Comercio Ltda (80%), Quiemados, Brasil

•	Lankhorst Euronete Ropes sa, Povoa de Varzim, Portugal

•	Lankhorst Taselaar B.V., Lelystad, the Netherlands

•	Lankhorst Hohorst B.V., Sneek, the Netherlands

•	Lankhorst Hohorst gumbo, Rheine, Germany

•	Assurantiekantoor Het Fortuin B.V., Sneek, the Netherlands

•	Labovine B.V., Harlingen, the Netherlands

•	Terschellinger Zeemanshandwerk B.V., Sneek, the Netherlands

•	Grupo Euronete sgps sa, Maia, Portugal

•	Euronete, Produtor de Redes de Pesca sa, Maia, Portugal

•	Lankhorst Indutech—Cerfil sa, Maia, Portugal

•	Lankhorst Euronete Espana sa (50%), Irun, Spain

•	IJmuiden Stores Holland B.V., IJmuiden, the Netherlands

•	Euronete Scandinavia a/s, Fredericia, Denmark

•	Euro Fishing Gear ltd, New Bedford, Massachusettes, United States of America

•	Euronete Australia pty ltd, Varsity Lakes, Queensland, Australia

•	Lankhorst Euronete Australia pty ltd (60%), Varsity Lakes, Queensland, Australia

•	Euronete (UK) ltd, Aberdeen, Scotland

•	Lankhorst Euronete India Private Limited (50%), Goa, India

•	Le Drezen SAS, Guilvinec, France

•	Cobremap, Concarneau, France

E. NOTES TO THE CONSOLIDATED BALANCE SHEET

1. Intangible fixed assets

The following is a reconciliation of the beginning and ending carrying amounts of intangible fixed assets (x EUR 1,000):

	Development
	costs	Software	Total
	2011	2011	2011
1 January:
Book value as of 1 January	€—	€2,238	€2,238

Movements 2011
Additions	48	69	117
Amortizations	(6)	(695)	(701)

Book value as of 31 December	€42	€1,612	€1,654

31 December:
Accumulated purchase price	48	3,320	3,368
Accumulated amortization	(6)	(1,708)	(1,714)

Book value as of 31 December	€42	€1,612	€1,654

Amortization rates	20%	20%

2. Tangible fixed assets

The following is a reconciliation of the beginning and ending carrying amounts of tangible fixed assets (x EUR 1,000):

	Land and buildings 2011	Plants and machinery 2011	Other fixed assets 2011	Assets under construction 2011	Total 2011
1 January:
Book value as of 1 January	€14,002	€21,735	€2,901	€1,552	€40,190

Movements 2011
Revaluation	(1)	(2)	6	—	3
New consolidations	56	260	107	—	423
Transfers	3,510	(238)	212	(3,484)	—
Additions	3,704	2,298	1,146	6,958	14,106
Disposals	—	(1)	(3)	(10)	(14)
Depreciation	(1,216)	(4,620)	(1,136)	—	(6,972)

Book value as of 31 December	€20,055	€19,432	€3,233	€5,016	€47,736

31 December:
Accumulated purchase price	38,459	71,356	20,145	5,016	134,976
Accumulated depreciation	(18,404)	(51,924)	(16,912)	—	(87,240)

Book value as of 31 December	€20,055	€19,432	€3,233	€5,016	€47,736

Depreciation rates	0%-20%	10%-20%	10%-33.33%	0%

3. Financial fixed assets

The following is a reconciliation of the beginning and ending carrying amounts of financial fixed assets (x EUR 1,000):

2011
Balance as of 1 January	€2,423
Additions	—
Disposals	(107)
Current portion	(300)

Balance as of 31 December	€2,016

The financial fixed assets includes a long term receivable of € 1,897 .

4. Stocks

Stocks consisted of the following (x EUR 1,000):

2011
Raw materials and supplies	€11,077
Work in progress	2,575
Finished products and trade goods	33,357

€47,009

5. Construction contracts

Accumulated revenue on construction contracts not completed as of the balance sheet date was € 771. Total advance payments from customers for uncompleted projects amounted to € 208.

6. Receivables

Receivables consisted of the following (x EUR 1,000):

2011
Trade debtors	€31,047
Taxes and social security costs receivable	2,039
Other receivables and prepayments	2,325

€35,411

The accounts receivable generally have terms less than one year.

7. Shareholders’ equity

7.1 Paid in share capital

As of the balance sheet date, the authorized share capital amounts to € 54,000, which is comprised of 120,000 ordinary shares with a nominal value of € 0.45 each.

The total number of shares issued amounts to 30,000.

The following is a reconciliation of the beginning and ending balance (x EUR 1,000):

2011
Balance as of 1 January	€13,500

Balance as of 31 December	€13,500

7.2 Share premium

There were no movements in share premium (€ 8,613) during the year.

7.3 Legal reserve

The following is a reconciliation of the beginning and ending balance of the legal reserve (x EUR 1,000):

2011
Balance as of 1 January	€106
Allocation of profit	15

Balance as of 31 December	€121

This reserve has been created for associated companies, other participating interests and joint ventures where free disposal of retained earnings is subject to restriction.

7.4 Other reserve

The following is a reconciliation of the beginning and ending balance of the other reserve (x EUR 1,000):

2011
Balance as of 1 January	€34,452
Exchange rate differences on equity participations	61
Dividend 2010 paid in 2011	(1,200)
Dividend over the year to be paid in the next year	1,350
Allocation of profit	4,891

Balance as of 31 December	€39,554

7.5 Share third parties

The following is a reconciliation of the beginning and ending carrying amounts of minority interest (x EUR 1,000):

2011
Balance as of 1 January	€228
Consolidations	235
Result financial year	(142)
Exchange rate differences	(8)

Balance as of 31 December	€313

8. Provisions

The following is a reconciliation of the beginning and ending carrying amounts of provision (x EUR 1,000):

	Pensions and jubilee	Deferred tax liabilities	Other provisions	Total
Balance as of 1 January	€191	€510	€621	€1,322
Additions	—	512	146	658
Releases	—	—	—	—

Balance as of 31 December	€191	€1,022	€767	€1,980

The provision for deferred taxation relates to liabilities arising from the differences between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements.

These differences mainly concern differences in the valuation of tangible fixed assets, jubilee obligations, fiscal facilities and tax losses from foreign companies.

This provision is valued at the current tax rate.

The majority of the provisions are long-term.

9. Long term liabilities

Long term liabilities consisted of the following (x EUR 1,000):

	2011
	Terms	Terms	Terms
	>1<5 years	> 5 years	> 1 year
Bank loans	€23,866	€—	€23,866
Other loans	2,717	—	2,717

	€26,583	€—	€26,583

Redemption liabilities due within 12 months of the balance sheet date are not included in the above mentioned amounts; rather, they are included within other current liabilities.

Bank loans

Bank loans consists of several loan facilities providing a total credit line of € 52,950 with interest rates based on Euribor plus a spread.

An interest swap of € 5,000 with a maturity date of 3 January 2012 and an interest swap of € 10,000 with a maturity date of 2 January 2014 were outstanding as of 31 December 2011.

Other loans

Other loans consist of non-interest bearing loans.

10. Current liabilities

Current liabilities consisted of the following (x EUR 1,000):

2011
Bank overdrafts	€4,224
Current portion long term debt	5,663
Trade creditors	21,460
Various interest-bearing liabilities	615
Construction contracts	5,137
Other liabilities and accruals	10,417

€47,516

The Company has overdraft facilities amounting to € 10,000 .

Accumulated revenue on construction contracts not completed on the balance sheet date was € 367. Total advance payments from customers for uncompleted projects amounted to € 8,625.

Contingencies and commitments

The Company has issued a declaration of liability in accordance with article 403 of Book 2 of the Netherlands Civil Code on behalf of Lankhorst Sneek B.V. and its Dutch subsidiaries.

The Dutch group companies, including the holding company Royal Lankhorst Euronete Group B.V., are, on a mutual basis, severally liable toward their banker.

As of the balance sheet date, the Company has effective dollar hedges in United States Dollar of $ 13,846, for which there are outstanding bank guarantees of € 6,408.

Several commitments were entered into for investment purposes at a total amount of € 7,195.

The value of outstanding purchase orders for materials and services amounts to € 4,949.

All group companies mentioned under "Criteria for the consolidated accounts" are considered to be related parties.

Transactions between group companies occurred on an arm's length basis and these transactions are eliminated upon consolidation.

Royal Lankhorst Euronete Group B.V. forms a fiscal unity with subsidiaries in the Netherlands for corporate income tax purposes. In accordance with standard conditions, the Company, along with the subsidiary that is part of the fiscal entity, are wholly and severally liable for taxation payable by the fiscal unity.

In respect of, among others, cars and lift-trucks, rental or lease commitments were entered into for an amount of € 2,354. In addition, rental commitments for buildings exist in the amount of € 3,889.

The total rental and lease commitments are specified as follows (x EUR 1,000)

2011
Liabilities < 1 year	€2,146
Liabilities > 1 year and < 5 years	4,097
Liabilities > 5 years	—

€6,243

F1. NOTES TO THE CONSOLIDATED PROFIT AND LOSS ACCOUNT

1. Net sales

Net sales are segmented as follows (x EUR 1,000):

2011
Countries with corporate locations (Portugal / The Netherlands)	€52,292
Other countries	122,181

€174,473

Transactions between group companies are conducted on arm's length basis and these transactions are eliminated upon consolidation.

2. Salaries, wages and social security costs

Cost of sales, sales and marketing expenses, and other operating expenses include salaries, wages and social security costs, and are specified as follows (x EUR 1,000):

2011
Wages and salaries	€29,477
Pension costs	2,231
Other social security costs	4,673

€36,381

The expenses include the remuneration of the Supervisory Board members, amounting to € 132, and the remuneration of the Board of Directors, amounting to € 1,161.

In 2011, the Company employed 1,280 persons as of the balance sheet date.

2011
Number of employees per country was:
The Netherlands	317
Portugal	749
Other countries	214

1,280

3. Depreciation and amortization

Cost of sales, sales and marketing expenses, and other operating expenses include depreciation and amortization of tangible and intangible assets which are specified as follows (x EUR 1,000):

2011
Intangible fixed assets	€701
Tangible fixed assets	6,972

€7,673

4. Other operating expenses

Other operating expenses includes general and administrative expenses and research and development costs.

Other operating expenses also includes the services invoiced by PricewaterhouseCoopers Accountants N.V. as follows:

2011
Annual audit	€82
Other services	1

€83

5. Taxation on result

The taxation on result from ordinary activities amounting to € 1,862 is specified as follows:

2011
Result from ordinary activities before taxation	€7,976
Taxation on result on ordinary activities	(1,862)

Effective tax rate	23.3%
Applicable tax rate	25.3%

Due to the application of fiscal facilities, the effective tax rate differs from the applicable tax rate.

F2. SUBSEQUENT EVENTS

WireCo WorldGroup Inc. (‘WireCo’) completed the acquisition of the Company on July 12, 2012. The total cash purchase consideration approximated €139 million. WireCo also assumed approximately €51 million of indebtedness of the Company, which was refinanced by WireCo upon acquisition.

G. SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE NETHERLANDS AND THE UNITED STATES OF AMERICA

The Company’s consolidated financial statements included herein have been prepared in accordance with Dutch GAAP which, as applied by the Company, differs in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). The matters described below summarize significant differences between Dutch GAAP as applied by the Company and US GAAP for the Company.

Consolidation

Under US GAAP, all consolidation decisions should be evaluated under variable interest and traditional consolidation models. Variable interest entities (VIEs) in which a parent does not have a controlling voting interest but absorbs the majority of the VIE's expected losses or returns must be consolidated. Under Dutch GAAP, the guidance focuses on the concept of the power to control in determining whether a parent/subsidiary relationship exists. Control is the parent’s ability to govern the financial and operating policies of a subsidiary to obtain benefits. Companies acquired (disposed of) are included in (excluded from) consolidation from the date on which control passes. Presently exercisable potential voting rights should also be considered.

Joint ventures

Under US GAAP, proportionate consolidation is not permitted for corporate joint ventures. Rather, ventures apply the equity method to recognise the investment in a jointly controlled entity. Under Dutch GAAP, entities can either elect to use the equity method or—if this provides a true and fair view -proportionately consolidate. Under the Company's accounting policy, joint ventures are consolidated proportionately.

Impairment of investments

Under US GAAP, the methodology of determining impairment is different from Dutch GAAP. A loss in the value of an investment that is an other than a temporary decline should be recognised. Many factors must be considered to determine whether a decline is other than temporary, including the significance and duration of the decline. Under Dutch GAAP, a general impairment model is followed such that future cash flows are measured against the value of the investment. In estimating future cash flows the investor may use its share of the future net cash flows in the underlying entity, or the cash flows expected to arise from dividends.

Business combinations

Purchase consideration

Under US GAAP, costs attributable to the acquisition are expensed as incurred and are not included in the acquisition price. Under Dutch GAAP, any directly attributable expenses are included in the acquisition price.

Goodwill

Under US GAAP, goodwill is capitalized and assessed for impairment on an annual basis (or when indicators exist). A qualitative assessment is performed to determine if it is more likely than not that an impairment has occurred. If it is deemed more likely than not, then the fair value of the reporting unit is calculated and is compared to the fair value with the carrying amount of the reporting unit. If the carrying amount of a reporting unit exceeds its fair value, then the entity is required to perform the second step of the goodwill impairment test to measure the amount of the impairment loss, if any. If the carrying amount of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognised in an amount equal to that excess. The loss recognised cannot exceed the carrying amount of goodwill. Once recognised, impairment losses may not be subsequently reversed. Under Dutch GAAP, the Company does not capitalize goodwill; rather, it is charged directly against equity. Accordingly, subsequent impairment tests are not performed.

Le Drezen acquisition

The Company acquired Le Drezen SAS in June 2011. Under Dutch GAAP, a full year of financial results was included in the statement of operations for the year ended December 31, 2011. In accordance with US GAAP, financial results of subsidiaries are consolidated into the group’s results from acquisition date until disposal date.

Intangible assets

Under US GAAP, intangible assets are capitalised if recognition criteria are met; intangible assets must be amortised over their estimated useful lives. Intangibles assigned an indefinite useful life are not amortised but reviewed annually for impairment. Under Dutch GAAP, separate intangible assets are only recognised if they meet the definition of and recognition criteria for an intangible asset. Otherwise, intangible assets must be subsumed with goodwill and recorded within equity. Due to the difference in the definition of an intangible asset, a number of intangibles are often subsumed within goodwill.

Under US GAAP, software costs are capitalized if they meet the recognition criteria and are presented as an asset within ‘Property, Plant & Equipment’. Under Dutch GAAP, the Company capitalizes software costs and presents them as an intangible asset.

Revenue recognition

Under US GAAP, revenue for goods is recognised when the services have been provided and when persuasive evidence of an arrangement exists, the price is fixed or determinable and collectability is reasonably assured. Under Dutch GAAP, revenue is recognised pursuant to the accounting policy included in Note D to these financial statements. Given that the Dutch GAAP principles do not require a specific form of evidence of an arrangement as a requirement to recognise revenue, certain revenue may have been recognised for certain customers before the contractual arrangement was executed by the Company and/or the customer.

Under US GAAP, revenue related to service contracts is recognised ratably over the period that the services are performed. The percentage-of-completion method is not permitted for service revenue. Under Dutch GAAP, revenue from services is recognised under the percentage-of-completion method based on the services performed as of the balance sheet date as a percentage of the total services to be performed.

Internally generated intangible assets

Under US GAAP, research and development costs are expensed as incurred. Under Dutch GAAP, research costs are expensed as incurred while development costs are capitalized (only if stringent criteria are met) and amortised over a maximum of 5 years.

Inventories

Under US GAAP, reversal of a write-down is prohibited, as a write-down creates a new cost basis. Under Dutch GAAP, reversal (limited to the amount of the original write-down) is required for a subsequent increase in value of inventory previously written down.

Provisions

While the criteria for recognizing provisions for US GAAP and Dutch GAAP are consistent, the meaning of 'probable' under Dutch GAAP is generally defined as more likely than not (greater than 50%) whereas the meaning under US GAAP conveys a higher threshold. This results in more provisions being recognised under Dutch GAAP than for US GAAP due to the difference in the threshold.

Under US GAAP, the amount recognised as a provision must be the best estimate of the minimum expenditure required to settle the present obligation at the balance sheet date. The entity must discount the anticipated cash flows using a pre-tax discount rate (or rates) that reflect(s) current market assessments of the time value of money and those risks specific to the liability if the effect is material. If a range of estimates is predicted and no amount in the range is more likely than any other amount in the range, the ‘minimum’ of the range must be used to measure the liability. Under Dutch GAAP, the mid-point of the range is used to measure the liability if no amount in the range is more likely than any other amount.

Post-retirement benefits

Under US GAAP, post-employment benefit plans are classified as either defined contribution plans or defined benefit plans. For defined contribution plans, the cost to be recognised in the period is the contribution payable in exchange for service rendered by employees during the period. For defined benefit plans, the amount recognised in the balance sheet should be based on the present value of the defined benefit obligation (that is, the present value of expected future payments required to settle the obligation resulting from employee service in the current and prior periods) minus the fair value of plan assets at the balance sheet date. Under Dutch GAAP, there is no distinction in the accounting for post-employment benefit schemes between defined benefit and defined contribution schemes. In the Company's profit and loss account, the Company recognizes the contribution to be paid to the pension provider as an expense under Dutch GAAP.

Derivatives

Under US GAAP, all derivatives are recognised on the balance sheet as either financial assets or liabilities. They are initially measured at fair value on the acquisition date with changes in fair value to be recognised in profit or loss. Under Dutch GAAP, derivatives are generally not recognised on the balance sheet if they do not involve consideration. If they do involve consideration, derivatives are normally initially measured at cost and continue to be carried at cost until settlement.

Foreign exchange hedges

Under US GAAP, foreign exchange contracts should be recorded at fair value with changes in fair value recorded in profit or loss. As allowed under Dutch GAAP, the Company's foreign exchange contracts are stated at cost and directly recorded in income, due to the insignificant amounts involved. Dutch GAAP requires that if any realized loss results from such contracts, the liability must be recorded in the balance sheet.

Interest rate swaps

Under US GAAP, interest rate swaps should be recognised on the balance sheet at fair value with changes in fair value recorded in profit or loss. As allowed under Dutch GAAP, the Company did not recognise interest rate swaps on the balance sheet, but the net amount between the interest receivable and interest payable was recorded as finance interest expense, in addition to the finance interest expenses recorded from the outstanding loans.

Income taxes

Uncertain tax positions

Under US GAAP, uncertain tax positions are recognised and measured using a two-step process: (1) determine whether a benefit may be recognised and (2) measure the amount of the benefit. Tax benefits from uncertain tax positions may be recognised only if it is more likely than not that the tax position is sustainable based on its technical merits. The tax position is measured as the largest amount of tax benefit that is more likely than not of being realised upon settlement. Under Dutch GAAP, there is no specific guidance on uncertain tax positions. In practice, the Company records the liability measured as either a single best estimate or a weighted average probability of the possible outcomes, if the likelihood is more likely than not.

Presentation of deferred taxes

Under US GAAP, deferred tax assets and liabilities must either be classified as current or non-current based on the classification of the related non-tax asset or liability for financial reporting. Tax assets not associated with an underlying asset or liability are classified based on the expected reversal period. Under Dutch GAAP, deferred tax assets can be shown in financial fixed assets for the long-term portion and in current assets for the short-term portion, or, alternatively for the entire balance in either financial fixed assets or current assets, with the short-term portion disclosed in the notes. Deferred tax liabilities are included in provisions, with a disclosure of the timing as applicable for provisions.

Statement of cash flows

Under US GAAP, the cash flow statement reconciles to the cash and cash equivalents balance on the balance sheet. Under Dutch GAAP, the Company's cash and cash equivalents balance on the cash flow statement includes cash overdrafts and short-term borrowings and therefore does not reconcile to the balance per the balance sheet.

Fixed asset impairment

Under US GAAP, a two-step impairment model is as follows: (1) the carrying amount is compared to the undiscounted cash flows. If the carrying amount is higher, then step two is performed to determine the impairment loss, if any; (2) the impairment loss is measured as the difference between the carrying value and the fair value, which is defined as the price that would be received to sell an asset in an orderly transaction. Revaluations are not permitted. Under Dutch GAAP, impairment is calculated by comparing the carrying amount of an asset to the recoverable amount. The recoverable amount is equal to the higher of (1) the asset's fair value less costs to sell or (2) the asset's value in use (future cash flows discounted to present value). Reversals of losses are permitted in certain circumstances under Dutch GAAP.